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                                                                    EXHIBIT 23.1


Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation of our report, included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-80591, 333-42477 and 333-36098.

                                                             Arthur Andersen LLP

Tampa, Florida,
April 12, 2001